Exhibit 99.1

Non-U.S. GAAP Financial Measures

We refer to the terms “EBITDA,” “Adjusted EBITDA” and “Free Cash Flow” in various places herein. These are supplemental financial measures that are not prepared in accordance with accounting principles generally accepted in the United States, which we refer to as U.S. GAAP. Any analysis of non-U.S. GAAP financial measures should be used only in conjunction with results presented in accordance with U.S. GAAP.

EBITDA, Adjusted EBITDA and Free Cash Flow

Novelis defines EBITDA as earnings before interest, taxes, depreciation and amortization. Novelis defines Adjusted EBITDA as earnings before (a) “depreciation and amortization”; (b) “interest expense and amortization of debt issuance costs”; (c) “interest income”; (d) “unrealized gains (losses) on change in fair value of derivative instruments, net,” except for foreign currency remeasurement hedging activities, which are included in Adjusted EBITDA; (e) impairment of goodwill; (f) “(gain) loss on extinguishment of debt”; (g) noncontrolling interest’s share; (h) adjustments to reconcile our proportional share of Adjusted EBITDA from non-consolidated affiliates to income as determined on the equity method of accounting; (i) “restructuring and impairment, net”; (j) gains or losses on disposals of property, plant and equipment and businesses, net; (k) other costs, net; (l) litigation settlement, net of insurance recoveries; (m) sale transaction fees; (n) provision or benefit for taxes on income (loss); (o) cumulative effect of accounting change, net of tax; (p) metal price lag; (q) “business acquisition and other related costs”; (r) purchase price accounting adjustments; (s) “income (loss) from discontinued operations, net of tax; and (t) “(gain) loss on sale of discontinued operations, net of tax.” EBITDA and Adjusted EBITDA are measures commonly used in our industry, and we present EBITDA and Adjusted EBITDA to enhance your understanding of our operating performance. We believe that EBITDA and Adjusted EBITDA are operating performance measures that measure operating results unaffected by differences in capital structures, capital investment cycles and ages of related assets among otherwise comparable companies.

Our management believes investors’ understanding of our performance is enhanced by including these non-U.S. GAAP financial measures as a reasonable basis for comparing our ongoing results of operations. Many investors are interested in understanding the performance of our business by comparing our results from ongoing operations from one period to the next and would ordinarily add back items that are not part of normal day-to-day operations of our business. By providing these non-U.S. GAAP financial measures, together with reconciliations, we believe we are enhancing investors’ understanding of our business and our results of operations, as well as assisting investors in evaluating how well we are executing strategic initiatives.

However, EBITDA and Adjusted EBITDA are not measurements of financial performance under U.S. GAAP, and our EBITDA and Adjusted EBITDA may not be comparable to similarly titled measures of other companies. EBITDA and Adjusted EBITDA have important limitations as an analytical tool, and you should not consider them in isolation or as a substitute for analysis of our results as reported under U.S. GAAP. For example, EBITDA and Adjusted EBITDA:

•	do not reflect our cash expenditures or requirements for capital expenditures or capital commitments;

•	do not reflect changes in, or cash requirements for, our working capital needs; and

•	do not reflect any costs related to the current or future replacement of assets being depreciated and amortized.

We also use EBITDA and Adjusted EBITDA:

•	as measures of operating performance to assist us in comparing our operating performance on a consistent basis because it removes the impact of items not directly resulting from our core operations;

•	for planning purposes, including the preparation of our internal annual operating budgets and financial projections;

•	to evaluate the performance and effectiveness of our operational strategies; and

•	to calculate incentive compensation payments for our key employees.

Free Cash Flow

Novelis defines Free Cash Flow as: (a) “Net cash provided by (used in) operating activities - continuing operations,” (b) plus “Net cash provided by (used in) investing activities - continuing operations,” (c) plus “Net cash provided by (used in) operating activities - discontinued operations,” (d) plus “Net cash provided by (used in) investing activities - discontinued operations,” (e) plus cash used in the “Acquisition of assets under a capital lease,” (f) plus cash used in the “Acquisition of business, net of cash and restricted cash acquired,” (g) plus accrued merger consideration, (h) less “Proceeds from sales of assets and business, net of transaction fees, cash income taxes and hedging,” and (i) less proceeds from sales of assets and business, net of transaction fees, cash income taxes and hedging - discontinued operations. Management believes Free Cash Flow is relevant to investors as it provides a measure of the cash generated internally that is available for debt service and other value creation opportunities. However, Free Cash Flow is not a measurement of financial performance or liquidity under U.S. GAAP and does not necessarily represent cash available for discretionary activities, as certain debt service obligations must be funded out of Free Cash Flow. In addition, our method of calculating Free Cash Flow may not be consistent with that of other companies.

Please see the below table for a further discussion of our use of EBITDA, Adjusted EBITDA and Free Cash Flow herein, including the reasons that we believe this information is useful to our management and why it may be useful to investors, and a reconciliation of (i) our net income attributable to our common shareholder, the most directly comparable measure calculated in accordance with U.S. GAAP, to our EBITDA and Adjusted EBITDA and (ii) our net cash provided by (used in) operating activities, the most directly comparable measure calculated in accordance with U.S. GAAP, to our Free Cash Flow.

The Securities and Exchange Commission (the “SEC”) has adopted rules to regulate the use in filings with the SEC and public disclosures and press releases of non-U.S. GAAP financial measures, such as EBITDA, Adjusted EBITDA and Free Cash Flow that are derived on the basis of methodologies other than in accordance with U.S. GAAP. These rules require, among other things:

•	a presentation with equal or greater prominence of the most comparable financial measure or measures calculated and presented in accordance with U.S. GAAP; and

•	a statement disclosing the purposes for which the registrant’s management uses the non-U.S. GAAP financial measure.

The rules prohibit, among other things:

•	exclusion of charges or liabilities that require cash settlement or would have required cash settlement absent an ability to settle in another manner from non-U.S. GAAP liquidity measures;

•

adjustment of a non-U.S. GAAP performance measure to eliminate or smooth items identified as nonrecurring, infrequent or unusual, when the nature of the charge or gain is such that it is reasonably likely to occur; and

•	presentation of non-U.S. GAAP financial measures on the face of any pro forma financial information.

The non-U.S. GAAP financial measures presented herein may not comply with these rules.

Preliminary Financial Results for the Three Months Ended June 30, 2021

Our condensed consolidated financial statements for the three months ended June 30, 2021 are not yet available. The following expectations regarding our results for this period are preliminary, based solely upon management estimates based on currently available information, and subject to completion of financial and operating closing procedures as of and for the three months ended June 30, 2021. As a result, our actual results may vary materially from the estimated preliminary results included herein and will not be publicly available until after the date hereof. Accordingly, you should not place undue reliance on these estimates. The summary information below is not a comprehensive statement of our financial results for this period.

The preliminary financial data included herein has been prepared by, and is the responsibility of, Novelis’ management. PricewaterhouseCoopers LLP has not audited, reviewed, compiled, or applied agreed-upon procedures with respect to the preliminary financial data. Accordingly, PricewaterhouseCoopers LLP does not express an opinion or any other form of assurance with respect thereto.

Based on the preliminary work that we have completed to date, we expect that the following will be our results for the three months ended June 30, 2021:

Net Sales

We expect Net Sales to be approximately $3,855 million for the three months ended June 30, 2021, compared to $2,426 million for the three months ended June 30, 2020.

Net Income (Loss) from Continuing Operations

We expect Net Income (Loss) from Continuing Operations to be between $298 million and $308 million for the three months ended June 30, 2021, compared to $(61) million for the three months ended June 30, 2020.

Net Income (Loss) Attributable to our Common Shareholder

We expect Net Income (Loss) Attributable to our Common Shareholder to be between $235 million and $245 million for the three months ended June 30, 2021, compared to $(79) million for the three months ended June 30, 2020.

Adjusted EBITDA

We expect Adjusted EBITDA to be between $550 million and $560 million for the three months ended June 30, 2021, compared to $253 million for the three months ended June 30, 2020.

The table below displays the reconciliation from “Net income attributable to our common shareholder” to the midpoint of “Adjusted EBITDA” for the three months ended June 30, 2021 and 2020 (in millions).

	Three Months Ended June 30,
	2021	2020
	($ in millions)
Net income (loss) attributable to our common shareholder	$240	$(79)
Income tax provision (benefit)	108	(29)
Loss from discontinued operations, net of tax	63	18
Depreciation and amortization	134	118
Interest expense and amortization of debt issuance costs	59	70
Adjustment to reconcile proportional consolidation	14	14
Unrealized losses on change in fair value of derivative instruments, net	4	33
Realized (gains) losses on derivative instruments not included in Adjusted EBITDA	(1)	3
Gain on extinguishment of debt	(2)	—
Restructuring and impairment (reversal) expenses, net	(2)	1
Gain on sale of fixed assets	—	(2)
Purchase price accounting adjustments	—	28
Metal price lag	(54)	20
Business acquisition and other integration related costs	—	11
Other, net(1)	(8)	47

Adjusted EBITDA	$555	$253

(1)	For the three months ended June 30, 2021, the total of “Other, net” includes approximately $29 million of interest income recognized as a result of Brazilian tax litigation settlements.

Shipments

We expect shipments to be approximately 973 kt for the three months ended June 30, 2021, compared to 774 kt for the three months ended June 30, 2020.

Free Cash Flow from Continuing Operations

We expect Free Cash Flow from Continuing Operations to be between $(35) million and $(25) million for the three months ended June 30, 2021, compared to $(146) million for the three months ended June 30, 2020.

Free Cash Flow

We expect Free Cash Flow to be between $(38) million and $(28) million for the three months ended June 30, 2021, compared to $(151) million for the three months ended June 30, 2020.

The table below displays the reconciliation from “Net cash provided by operating activities - continuing operations” to the midpoint of “Free Cash Flow” for the three months ended June 30, 2021 and 2020 (in millions).

	Three Months Ended June 30,
	2021	2020
	($ in millions)
Net cash provided by (used in) operating activities - continuing operations	$65	$(123)
Net cash used in investing activities - continuing operations	(94)	(2,643)
Plus: Cash used in the acquisition of business, net of cash and restricted cash acquired(1)	—	2,550
Plus: Accrued merger consideration(1)	—	70
Less: Proceeds from sales of assets and business, net of transactions fees, cash income taxes and hedging	(1)	—

Free cash flow from continuing operations	(30)	(146)
Net cash used in operating activities - discontinued operations	(3)	(15)
Net cash provided by investing activities - discontinued operations	—	10
Free cash flow	$(33)	$(151)

(1)

For the three months ended June 30, 2020, the total of “Acquisition of business, net of cash and restricted cash acquired” and “Accrued merger consideration” represents $2.8 billion of merger consideration, net of $105 million of cash and cash equivalents, $9 million of restricted cash, and $41 million of discontinued operations cash and cash equivalents acquired.

Duffel Update

On September 30, 2020, we completed the sale of Duffel to Liberty House Group through its subsidiary, ALVANCE, the international aluminum business of the GFG Alliance. Upon closing, we received €210 million ($246 million as of September 30, 2020) in cash and a €100 million ($117 million as of September 30, 2020) receivable that was deemed to be contingent consideration, the payment of which the parties agreed to determine through a post-closing arbitration process. In addition, we recorded a €15 million ($18 million) receivable for net debt and working capital adjustments. As of June 30, 2021, we marked down all outstanding receivables related to the sale of Duffel to an estimated fair value of €45 million ($53 million), which we would expect to result in a loss of €51 million ($61 million) that we expect to record in “Loss from discontinued operations, net of tax” on our consolidated statements of operations. There is no assurance as to when we expect the post-closing arbitration process to conclude and whether we will receive any of the contingent consideration.

Forward-Looking Statements

Statements made herein which describe Novelis’ intentions, expectations, beliefs or predictions may be forward-looking statements within the meaning of securities laws. Forward-looking statements include statements preceded by, followed by, or including the words “believes,” “expects,” “anticipates,” “plans,” “estimates,” “projects,” “forecasts,” or similar expressions. Examples of forward-looking statements made herein include our preliminary financial results for the three months ended June 30, 2021, and our expectations, beliefs, plans, strategies, objectives, prospects, assumptions or future events or performance, statements related to net sales, shipments as well as non-GAAP financial measures such as EBITDA, Adjusted EBITDA and Free Cash Flow. We do not intend, and we disclaim any obligation, to update any forward-looking statements, whether as a result of new information, future events or otherwise. Factors that could cause actual results or outcomes to differ from the results expressed or implied by forward-looking statements include, among other things: changes in the prices and availability of aluminum (or premiums associated with such prices) or other materials and raw materials we use; the capacity and effectiveness of our hedging activities; relationships with, and financial and operating conditions of, our customers, suppliers and other stakeholders; fluctuations in the supply of, and prices for, energy in the areas in which we maintain production facilities; our ability to access financing including in connection with potential acquisitions and investments; risks arising out of our acquisition of Aleris Corporation, including uncertainties inherent in the acquisition method of accounting; disruption to our global aluminum production and supply chain as a result of COVID-19; changes in the relative values of various currencies and the effectiveness of our currency hedging activities; factors affecting our operations, such as litigation, environmental remediation and clean-up costs, breakdown of equipment and other events; economic, regulatory and political factors within the countries in which we operate or sell our products, including changes in duties or tariffs; competition from other aluminum rolled products producers as well as from substitute materials such as steel, glass, plastic and composite materials; changes in general economic conditions including deterioration in the global economy; the risks of pandemics or other public health emergencies, including the continued spread and impact of, and the governmental and third party response to, the ongoing COVID-19 outbreak; changes in government regulations, particularly those affecting taxes, derivative instruments, environmental, health or safety compliance; changes in interest rates that have the effect of increasing the amounts we pay under our credit facilities and other financing agreements; and our ability to generate cash. The above list of factors is not exhaustive. Other important risk factors are included under the caption “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended March 31, 2021.